SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)
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Filed by a Party other than the Registrant	[ ]

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[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

FRANKLIN VALUE INVESTORS TRUST
(Name of Registrant as Specified In Its Charter)

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[ ]	Fee paid previously with preliminary proxy materials.

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Franklin MidCap Value Fund
Level I Machine Script

Hello.

I am calling on behalf of your investment with the Franklin MidCap Value Fund.

The Special Meeting of Shareholders is scheduled to take place on October 27, 2017.  All shareholders are being asked to consider and vote on an important matter.  As of today your vote has not been registered.

Please contact us as soon as possible at 1-866-796-6899 Monday through Friday between the hours of 9:00am and 10:00pm Eastern Time.

Your vote is very important. Thank you and have a Good Day.